Exhibit 99.1

DiamondRock Hospitality Company Implements Leadership Changes and Simplified Organizational Structure

Jeffrey Donnelly Appointed Chief Executive Officer; Briony Quinn Appointed Chief Financial Officer;
Justin Leonard Appointed President

Appointments Capitalize on DiamondRock’s Strong Bench and
Proven Talent to Drive Continued Business Momentum

Company Reaffirms 2024 Annual Guidance

BETHESDA, Md., April 15, 2024 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 36 premium hotels and resorts in the United States, today announced leadership changes and a simplified organizational structure to drive continued business momentum:

•	Jeffrey Donnelly, previously Executive Vice President and Chief Financial Officer, has been appointed Chief Executive Officer. Mr. Donnelly is expected to join the Company’s Board of Directors after the 2024 Annual Meeting of Stockholders, which will be held in May. He succeeds Mark Brugger, who, after 20 years of service, is departing the Company.
•	Briony Quinn, previously Senior Vice President and Treasurer, has been named Executive Vice President, Chief Financial Officer and Treasurer, succeeding Mr. Donnelly.
•	Justin Leonard, formerly Executive Vice President and Chief Operating Officer, has been appointed President. Mr. Leonard will maintain his role as Chief Operating Officer and will assume the responsibilities previously overseen by Troy Furbay, Executive Vice President and Chief Investment Officer, who is departing the Company.

With these changes, which are effective today, DiamondRock has reduced its executive team structure from six to four members, including the Company’s Executive Vice President and General Counsel.

“DiamondRock has a strong bench of talent and with accelerating performance and a solid foundation in place, the Board believes now is the right time to implement these changes and establish a simpler executive structure that more closely aligns with the needs of the business,” said William W. McCarten, Chairman of the DiamondRock Hospitality Company Board.

“Jeff is the ideal person to serve as CEO having demonstrated outstanding leadership and a keen understanding of our portfolio and strategy since joining the Company in 2019. Briony and Justin bring significant finance and transactional expertise, respectively, to their new roles, and their promotions reflect the contributions each has made to DiamondRock’s success. As lodging fundamentals continue to improve, we are confident that our new leadership team will advance our strategy and propel additional value creation,” continued Mr. McCarten.

“I am excited to be CEO at the dawn of a new era for travel. With our high-quality portfolio of unique lifestyle properties, we are poised to capitalize on the long-term secular demand drivers in the travel industry and deliver sustainable, profitable growth,” said Mr. Donnelly. “The streamlined executive structure announced today ensures we have the talent to capture this upside. I look forward to continuing to collaborate with the Board and our highly experienced executive team to create value for shareholders. I would also like to thank Mark for his leadership in building a great company, and I wish him great success in his future endeavors.”

“On behalf of the Board, I thank Mark and Troy for their significant contributions, which have helped make DiamondRock the industry leader it is today,” Mr. McCarten added. “Mark co-founded DiamondRock 20 years ago and during his tenure he led a successful IPO, guided the expansion and diversification of the portfolio and assembled an experienced and results-driven team. Troy’s influence on the Company is reflected in DiamondRock’s growth and balanced portfolio, which is ideally suited for the most dynamic trends in travel over the next decade. We wish both Mark and Troy well.”

Reaffirms 2024 Guidance

The Company is reaffirming its expectations for its full year 2024 results, which were previously announced in its earnings press release on February 22, 2024.

About Jeffrey J. Donnelly

Jeffrey J. Donnelly joined DiamondRock as Executive Vice President and Chief Financial Officer in August 2019. Prior to joining DiamondRock, Mr. Donnelly was Managing Director of Equity Research at Wells Fargo Securities where he co-founded Wells Fargo’s Real Estate & Lodging Equity Research Platform and had direct responsibility for over $45 billion of equity transactions over his 22-year career. Prior to Wells Fargo, Mr. Donnelly was Assistant Vice President at AEW Capital Management, L.P. where he had asset management responsibility for a 15 million square foot diversified commercial real estate portfolio and executed property and capital market transactions exceeding $5 billion.

Mr. Donnelly is a Chartered Financial Analyst (CFA) and Certified Management Accountant (CMA). He earned a B.B.A. in Finance from The George Washington University and is Founder and Trustee of The Rubinstein-Taybi Syndrome Children’s Foundation (RTSCF), a 501(c)3 foundation.

About Briony R. Quinn

Briony R. Quinn previously served as Senior Vice President and Treasurer of DiamondRock since March 2018. Ms. Quinn joined DiamondRock in 2007 as Assistant Controller and was promoted to Vice President and Corporate Controller in 2008 and to Chief Accounting Officer in 2014. Prior to DiamondRock, Ms. Quinn was the Vice President of Finance and Accounting for Meristar Hospitality Corporation, a publicly-traded lodging real estate investment trust. She previously held roles at a number of audit and consulting firms, including Arthur Andersen and Beers & Cutler

Ms. Quinn is a former certified public accountant. She holds a B.S in Accounting with a minor in Finance from Providence College.

About Justin L. Leonard

Justin L. Leonard joined DiamondRock as Executive Vice President and Chief Operating Officer in July 2022. Prior to joining DiamondRock, he was at Walton Street Capital for 23 years, most recently as a Senior Principal where he was responsible for the oversight of the firm's hotel investments. During his tenure at Walton Street, Mr. Leonard was involved in over $3 billion in hospitality transactions and directed the asset management of 60 branded and independent hotels totaling over 20,000 rooms.

Mr. Leonard holds a B.B.A. in Real Estate from the University of Wisconsin-Madison.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in leisure destinations and top gateway markets. The Company currently owns 36 premium quality hotels with over 9,700 rooms. The Company has strategically positioned its portfolio to be operated both under leading global brand families as well as independent boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company's website at www.drhc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: negative developments in the economy, including, but not limited to elevated inflation and interest rates, job loss or growth trends, an increase in unemployment or a decrease in corporate earnings and investment, that could affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the availability and terms of financing and the use of debt to fund acquisitions and renovations or refinance existing indebtedness, including the impact of higher interest rates on the cost and/or availability of financing; risks associated with our level of indebtedness and our ability to satisfy our obligations under our debt agreements; risks associated with natural disasters caused by climate change or otherwise, terrorist attacks, significant military actions, outbreaks of contagious diseases, pandemics, or other widespread health emergencies; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Contacts

Briony Quinn, Chief Financial Officer, (240) 744-1196

Irene Chiao, VP Investor Relations, (240) 641-6903